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                                                                     EXHIBIT 3.3

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      MICHIGAN DEPARTMENT OF COMMERCE - CORPORATION AND SECURITIES BUREAU
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(FOR BUREAU USE ONLY)                                          Date Received
                                                             December 22, 1992
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                      RESTATED ARTICLES OF INCORPORATION
                    FOR USE BY DOMESTIC PROFIT CORPORATIONS
            (Please read information and instructions on last page)

     Pursuant to the provisions of Act 284, Public Acts of 1972, the undersigned corporation executes the following Articles:

1.   The present name of the corporation is:
          Domino's Pizza, Inc.

2.   The corporation identification number (CID) assigned by the Bureau is: 020-
     735

3.   All former names of the corporation are:
          Dominick's Pizza King, Inc.
          Domino's, Inc.

4.   The date of filing the original Articles of Incorporation was: October 24,
                                                                   -------------
     1963
     ----

     The following Restated Articles of Incorporation superseded the Articles of Incorporation as amended and shall be the Articles of Incorporation for the corporation:

ARTICLE I

The name of the corporation is:
                             Domino's Pizza, Inc.


ARTICLE II

The purpose or purposes for which the corporation is formed are: To engage in any activity within the purposes for which corporations may be formed under the Business Corporation Act of Michigan.

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ARTICLE III

The total authorized capital stock is:

1.   Common Shares                                     5,000,000
                  -------------------------------------------------------------

     Preferred Shares _________________________________________________________

2. A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:

     All shares are equal in all respects.


ARTICLE IV

1.   The address of the registered office is:

615 Griswold Street, (Suite 1414,)                  Detroit, Michigan   48226
-----------------------------------------------------------          ----------
  (Street Address)                                  (City)           (Zip Code)

2.   The mailing address of the registered current office if different than above:
___________________________________________________________, Michigan _________
  (P.O. Box)                                        (City)           (Zip Code)

3.   The name of the current registered agent is:  The Corporation Company
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ARTICLE V (OPTIONAL, DELETE IF NOT APPLICABLE.)

When a compromise or arrangement or a plan of reorganization of this corporation is proposed between this corporation and its creditors or any class of them or between this corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of this corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the corporation, may order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in number representing 3/4 in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of this corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on this corporation.

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ARTICLE VI (OPTIONAL, DELETE IF NOT APPLICABLE.)

Any action required or permitted by the Act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if consent in writing, setting forth the action so taken, are signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted. The written consents shall bear the date of signature of each shareholder who signs the consent. No written consents shall be effective to take the corporate action referred to unless, within 60 days after the record date for determining shareholders entitled to express consent to or to dissent from a proposal without a meeting, written consents signed by a sufficient number of shareholders to take the action are delivered to the corporation. Delivery shall be to the corporation's registered office, its principal place of business, or an officer or agent of the corporation having custody of the minutes of the proceedings of its shareholders. Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who have not consented in writing.

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DOCUMENT WILL BE RETURNED TO NAME                 Name of person or organization
AND MAILING ADDRESS INDICATED IN                  remitting fees:
THE BOX BELOW.  Include name,
street and number (or P.O. box),
city, state and ZIP code.

Wise & Marsac

Attention: Stephen M. Fleming
11th Floor Buhl Building
Detroit, Michigan  48226
(313) 962-0643
                                                           Wise & Marsac
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                                                    Preparer's name and business
                                                    telephone number:

                                                     Stephen M. Fleming
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                                                                 (313) 962-0643
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INFORMATION AND INSTRUCTIONS

1. The articles of incorporation cannot be restated until this form, or a comparable document, is submitted.

2. Submit one original copy of this document. Upon filing, a microfilm copy will be prepared for the records of the Corporation and Securities Bureau. The original copy will be returned to the address appearing in the box above as evidence of filing. Since this document must be microfilmed, it is important that the filing be legible. Documents will poor black ad white contrast, or otherwise illegible, will be rejected.

3. This document is to be used pursuant to the sections 641 through 643 of Act for the purpose of restating the articles of incorporation of a domestic profit corporation. Restated articles of incorporation are an integration into ;a single instrument of the current provisions of the corporation's articles of incorporation, along with any desired amendments to those articles.

4. Restated articles of incorporation which do not amend the articles of incorporation may be adopted by the board of directors without a vote of the shareholders. Restated articles of incorporation which amend the articles of incorporation require adoption by the shareholders. Restated articles of incorporation submitted before the first meeting of the board of directors require adoption by all of the incorporators.

5. Item 2 - Enter the identification number previously assigned by the Bureau. If this number is unknown, leave it blank.

6. The duration of the corporation should be stated in the restated articles of incorporation only if it is not perpetual.

7. This document is effective on the date approved and filed by the Bureau. A later effective date, no more than 90 days after the date of delivery, may be stated.

8. If the restated articles are adopted before the first meeting of the board of directors, this document must be signed in ink by all of the incorporators. Other restated articles must be signed by the president, vice-president, chairperson or vice-chairperson.

9.   FEES: NONREFUNDABLE FEES (Make remittance payable to the State of Michigan.
     Include corporation name and CID Number on check or money order..... $10.00
     Franchise fee: payable only if authorized shares is increased:
          each additional 20,000 authorized shares or portion thereof.... $50.00

10.  Mail form and fee to:
     Michigan Department of Commerce
     Corporation and Securities Bureau
     Corporation Division
     P.O. Box 30054
     6546 Mercantile Way
     Lansing, Michigan  48909
     Telephone: (517) 334-6302

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